Exhibit 3.3

Form LLC-5.5 December 2003	Illinois Limited Liability Company Act Articles of Organization	This space for use by Secretary of Sate
Jesse White
Secretary of State
Department of Business Services
Limited Liability Company Division	SUBMIT IN DUPLICATE
Room 351, Howlett Building	Must be typewritten	FILE DATE 01/25/2005
Springfield, IL 62756
http://www.cyberdriveIllinois.com	This space for use by Secretary of State	Jesse White

Payment must be made by certified	Date 01/25/2005
check, cashier’s check, Illinois	Assigned File # 0140 532 2	Secretary of State
attorney’s check, Illinois C.P.A.’s check	Filing Fee $500.00
or money order, payable to “Secretary	Approved: PMM
of State.”

1.	Limited Liability Company Name:	18th and Peoria, LLC

(The LLC name must contain the words limited liability company, L.L.C or LLC and cannot contain the terms corporation, corp., Incorporated, inc., ltd., co., limited partnership, or L.P.)

2.	The address of its principal place of business: (Post office box alone and c/o are unacceptable.) 5999 New Wilke Road, Suite 504
Rolling Meadows, IL 60008

3.	The Articles of Organization are effective on: (Check one)

	a) ☒	the filling date, or b) ☐	another date later than but not more than 60 days subsequent to the filling date:
(month, day, year)
4.	The registered agent’s name and registered office address is:

	Registered agent:	CT Corporation System
		First Name	Middle Initial	Last Name
	Registered Office:	208 S. LaSalle Street
	(P.O. Box and	Number	Street	Suite #
	c/o are unacceptable)	Chicago	60604	Cook
		City	Zip Code	County

5.	Purpose or purposes for which the LLC is organized: Include the business code # (IRS Form 1065). (If not sufficient space to cover this point, add one or more sheets of this size.)

“The transaction of any or all lawful business for which limited liability companies may be organized under this Act.”

Business Code 531390.

6.	The latest date, if any, upon which the company is to dissolve		perpetual.
(month, day, year)
Any other events of dissolution enumerated on an attachment. (Optional)

LLC-5.5

7.	Other provisions for the regulation of the internal affairs of the LLC per Section 5-5 (a)(8) included as attachment:
	If yes, state the provisions(s) from the ILLCA.				☒ Yes	☐ No

Regulation of the internal affairs of the Company and its Members and Managers shall be governed by an Operating Agreement (Pursuant to Sec. 15-5 of the Act).

8.	a) Management is by manager(s):				☐ Yes	☒ No
If yes, list names and business addresses.

	b) Management is vested in the member(s):				☒ Yes	☐ No
If yes, list names and addresses.

Kimball Hill Suburban Centers, LLC
	5999 New Wilke Road		0120 271 5
Building 2
Rolling Meadows, IL 60008

9.	I affirm, under penalties of perjury, having authority to sign hereto, that these articles of organization are to the best of my knowledge and belief, true, correct and complete.

	Dated	January 25	,	2005
		(Month/Day)		(Year)

Signature(s) and Name(s) of Organizer(s)	Address(es)

1.	/s/ James A. Moehling	1.	131 S. Deaborn St., 30th Floor
Signature	Number	Street
James A. Moehling, Organizer	Chicago
(Type or print name and title)	City/Town
Illinois	60603
(Name if a corporation or other entity)	State	Zip Code
2.	2.
Signature	Number	Street

(Type or print name and title)	City/Town

(Name if a corporation or other entity)	State	Zip Code
3.
Signature	Number	Street

(Type or print name and title)	City/Town

(Name if a corporation or other entity)	State	Zip Code

(Signatures must be in ink on an original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)